1 Third Quarter 2012 Financial Results

Condensed Consolidated Statements of Income (unaudited) 3 October 27, 2012 % of sales October 29, 2011 % of sales Net sales $ 605,918 100.0% $ 596,506 100.0% Cost of sales (includes certain buying, occupancy and warehousing expenses) [1] 436,911 72.1% 434,985 72.9% Gross profit [1] 169,007 27.9% 161,521 27.1% Selling, general and administrative expenses 126,514 20.9% 121,793 20.4% Income from operations 42,493 7.0% 39,728 6.7% Interest expense, net 39 0.0% 185 0.0% Income before income taxes 42,454 7.0% 39,543 6.7% Income taxes 17,507 2.9% 15,435 2.7% Net income $ 24,947 4.1% $ 24,108 4.0% Basic arnings per share $ 0.31 $ 0.30 Diluted earnings per share $ 0.31 $ 0.30 Weighted average basic shares 79,833 80,741 Weighted average diluted shares 80,136 81,068 13 Weeks Ended (In thousands, except per share data)

Condensed Consolidated Balance Sheets (unaudited) 4 October 27, 2012 January 28, 2012 October 29, 2011 ASSETS Current Assets: Cash and cash equivalents $ 184,456 $ 223,712 $ 109,379 Merchandise inventory 277,440 163,522 265,133 Other current assets 64,578 54,565 67,500 Total current assets 526,474 441,799 442,012 Fixtures, equipment and improvements, net 298,915 287,393 313,483 Other assets 4,057 6,041 5,830 TOTAL ASSETS $ 829,446 $ 735,233 $ 761,325 LIABILITIES AND STOCKHOLDERS' EQUITY Current Liabilities: Accounts payable $ 178,523 $ 103,476 $ 171,592 Accrued expenses 107,377 89,735 77,701 Total current liabilities 285,900 193,211 249,293 Other non-current liabilities 134,752 132,588 129,834 Stockholders' equity 408,794 409,434 382,198 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY $ 829,446 $ 735,233 $ 761,325 _ (In thousands)

5 Third Quarter 2012 Metrics October 27, 2012 October 29, 2011 Comparable sales change -1% -7% (including e-commerce channel) Comparable store sales change -2% -9% (excluding e-commerce channel) Comparable units per transaction change 3% 7% (including e-commerce channel) Comparable sales transactions change 2% -7% (including e-commerce channel) Comparable average unit retail change -5% -7% (including e-commerce channel) 13 Weeks Ended

Third Quarter 2012 Metrics 6 October 27, 2012 October 27, 2011 Average square footage increase 4% 7% Total square footage at end of period 4,033,820 3,886,083 Average square footage during period 4,027,337 3,862,152 Change in total inventory over comparable period 5% 11% Change in inventory per retail square foot 1% 0% over comparable period 13 Weeks Ended

Stock Repurchase Program 7 Third Quarter 2012 Cumulative Repurchases to Date # Shares Repurchased 3,000,000 60,142,765 $ Shares Repurchased $ 40,842,279 $ 1,045,622,903 Average Price Paid $ 13.61 $ 17.39 As of October 27, 2012, there is $104,377,097 remaining in the Aeropostale Stock Repurchase program.

8 Third Quarter 2012 Store Count Q2 Additions Closures Q3 Aéropostale U.S. 914 2 (2) 914 Aéropostale Canada 75 3 - 78 Total Aéropostale 989 5 (2) 992 P.S. from Aéropostale 96 5 (2) 99 Total stores 1,085 10 (4) 1,091